CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1/A of our report dated June 30, 2010 relating to the financial statements, which appears in IFM Investments Limited's Annual Report on Form 20-F for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/   PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
December 6, 2010